Exhibit 10.50

SECOND AMENDMENT TO EMPLOYMENT CONTRACT

This SECOND AMENDMENT is made as of the 2nd day of November, 2005, between PETER GROVER (hereinafter referred to as “Employee”) and TRX Europe, Ltd., a company incorporated in England and Wales under number 3841799 whose registered office is at Sutherland House, Russell Way, Crawley, West Sussex, RH10 1 UH, UK (hereinafter referred to as the “Company”).

WHEREAS, Employee and the Company previously entered into that certain Employment Contract dated as of 1 January 2004, as amended on 28 April 2005, (the “Employment Contract”); and

WHEREAS, Employee and the Company desire to further amend certain terms and provisions of the Employment Contract;

NOW, THEREFORE, for and in consideration of the sum of Ten and no. 100 Dollars ($10.00) in hand paid each to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company hereby agree to amend the Employment Contract as follows:

1. Section 3(c) of the Employment Contract is amended by deleting the paragraph and replacing it with the following:

Automobile. Effective 1 December 2005, Employee shall receive a monthly automobile allowance of £1,500.00 in cash to assist him in obtaining and maintaining an automobile for his business use. Employee shall be responsible for any and all costs and liabilities, including insurance, related to such automobile. This is a taxable benefit and appropriate deductions will be applicable.

2. Except as specifically amended herein, the Employment Contract, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

EMPLOYEE:

/s/ Peter Grover
Peter Grover

COMPANY:
TRX Europe, Ltd.

By:	/s/ Timothy J. Severt
Timothy J. Severt
EVP, Administration

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